Exhibit 99.1
Nash Finch Reports 2nd Quarter 2007 Results
     MINNEAPOLIS (July 19, 2007) — Nash Finch Company (NASDAQ: NAFC), one of the leading food distribution companies in the United States, today announced financial results for the second quarter ended June 16, 2007.
Financial Results
     Total company sales for the second quarter 2007 were $1.064 billion compared to $1.071 billion in the prior-year quarter. Sales for the first twenty-four weeks of 2007 were $2.096 billion compared to $2.106 billion in the prior-year period. The relatively small sales decline is attributable to the 2006 closure of underperforming retail stores and customer attrition in the food distribution segment, offset by stronger sales in the military segment.
     Net earnings for the second quarter 2007 were $9.6 million, or $0.70 per diluted share, as compared to net earnings of $4.1 million, or $0.31 per diluted share, in the prior year quarter. Net earnings for the first twenty-four weeks of 2007 were $14.9 million, or $1.10 per diluted share, as compared to net earnings of $8.0 million, or $0.60 per diluted share, in the prior-year period. Net earnings for both years were affected by several significant items and are detailed in the table below.
     Consolidated EBITDA1 for the second quarter 2007 was $33.3 million, or 3.1% of sales, compared to $27.3 million, or 2.6% of sales, for the prior year quarter. For the first twenty-four weeks of 2007, Consolidated EBITDA was $58.5 million, or 2.8% of sales, compared to $51.3 million, or 2.4% of sales, in the prior-year period. Consolidated EBITDA is a non-GAAP financial measure that is reconciled to the most directly comparable GAAP financial results in the attached financial statements.

[1]	Consolidated EBITDA, as defined in our credit agreement, and segment EBITDA is calculated as earnings before interest, income tax, depreciation and amortization, adjusted to exclude extraordinary gains or losses, gains or losses from sales of assets other than inventory in the ordinary course of business, and non-cash charges (such as LIFO, asset impairments, closed store lease costs and share-based compensation), less cash payments made during the current period on non-cash charges recorded in prior periods. Consolidated EBITDA should not be considered an alternative measure of our net income, operating performance, cash flows or liquidity. The amount of consolidated EBITDA is provided as additional information relevant to compliance with our debt covenants.

     “I am very pleased with the improvement in our Consolidated EBITDA during the second quarter,” said Alec Covington, President & CEO of Nash Finch. “Our continued focus in 2007 has been on restoring the disciplines in our business which has resulted in improvements to gross margin, retail same store sales, as well as a reduction in SG&A expenses.”
     The following table identifies the significant pre-tax items affecting our earnings and Consolidated EBITDA for the second quarter and year-to-date 2007 and prior year results:

	2nd Quarter	2nd Quarter	Year-to-date	Year-to-date
(dollars in millions except per share amounts)	2007	2006	2007	2006
Significant items
Increase in allowance for doubtful accounts relating to customer receivables	$—	$1.4	$—	$1.4
Inventory markdown and closure costs of retail stores	—	0.2	—	0.9
Reversal related to change in vacation policy	—	(0.5)	—	(1.5)
Gain on the sale of intangible asset	(0.7)	—	(0.7)	—

Significant items impacting Consolidated EBITDA	(0.7)	1.1	(0.7)	0.8

Asset impairments and lease costs on closed retail stores	$0.3	$0.2	$0.3	$1.5
Asset impairments and lease reserve adjustments relating to customers at risk and other lease reserve	0.8	—	0.7	—
Change in estimate of 2004 special charge for locations subsequently sublet and updated assumptions	(1.3)	—	(1.3)
Charges due to the bankruptcy of a long-time customer	—	4.1	—	4.1

Significant items impacting pre-tax income	$(0.9)	$5.4	$(1.0)	$6.4

Diluted earnings per share impact	$(0.04)	$0.24	$(0.05)	$0.29

Food Distribution Results

	2nd	2nd
	Quarter	Quarter	%	Year-to-date	Year-to-date	%
(dollars in millions)	2007	2006	Change	2007	2006	Change
Sales	$633.1	$639.5	-1.0%	$1,247.9	$1,260.0	-1.0%
Segment EBITDA[1]	$23.7	$20.1	17.9%	$44.4	$40.4	9.9%
Percentage of Sales	3.7%	3.1%		3.6%	3.2%
     The decreases in the second quarter and year-to-date 2007 food distribution segment sales versus the comparable 2006 periods were primarily attributable to the annualized impact of lost customer sales in 2006 that have not yet been fully offset by new account gains achieved. The increase in the food distribution segment EBITDA for the second quarter and year-to-date periods was primarily due to significant improvements realized in gross margin.

     “By better managing our inventories and vendor relationships we have seen nice improvement in our gross margin results while at the same time providing continued improvements in net cost of goods to our customers,” said Mr. Covington. “This continues to demonstrate how process improvements may favorably affect results and customer satisfaction when a consistent focus is placed on the details in this business”.
Military Distribution Results

	2nd	2nd
	Quarter	Quarter	%	Year-to-date	Year-to-date	%
(dollars in millions)	2007	2006	Change	2007	2006	Change
Sales	$290.5	$278.7	4.2%	$572.3	$541.5	5.7%
Segment EBITDA[1]	$10.6	$10.3	2.9%	$20.5	$19.5	5.1%
Percentage of Sales	3.6%	3.7%		3.6%	3.6%
     The military segment sales increases in both the second quarter and year-to-date comparisons continue to reflect strong sales both domestically and overseas. Military segment EBITDA margins as a percent of sales were relatively flat to the prior year.
Retail Results

	2nd	2nd
	Quarter	Quarter	%	Year-to-date	Year-to-date	%
(dollars in millions)	2007	2006	Change	2007	2006	Change
Sales	$140.5	$152.6	-7.9%	$276.1	$304.0	-9.2%
Segment EBITDA[1]	$8.9	$9.0	-1.1%	$15.6	$15.7	-0.6%
Percentage of Sales	6.3%	5.9%		5.7%	5.2%
     The retail segment sales decreases in both the second quarter and year-to-date comparisons are attributable to the closure of seven stores since the end of the second quarter 2006. Same store sales increased 0.3% in the second quarter 2007 and are flat year-to-date when compared to the same periods in 2006. The retail segment EBITDA for the quarter and year-to-date periods are relatively flat to the prior year periods.
Liquidity
     During the second quarter and year-to-date periods of 2007, the Company repaid $10.8 million and $25.3 million, respectively, of debt on its senior credit facilities. The Company continues to focus on effectively managing its working capital, reducing indebtedness, improving cash flow, and is currently in compliance with all of its debt covenants. The debt leverage ratio as of the end of the second quarter 2007 was 2.95, an improvement from 3.42 at the end of fiscal 2006. Availability on the Company’s revolving credit facility at the end of the quarter was $95.8 million.

Financial Target Progress
     The following table charts the Company’s progress towards its long-term financial targets that are anticipated to be attained through successful execution of the strategic plan. Substantial improvement has been achieved in 2007 relative to fiscal 2006 results towards three of the four targets, namely, organic revenue growth, consolidated EBITDA margin and debt leverage ratio. The Company expects to make improvements on the free cash flow to net assets metric as we implement initiatives associated with our strategic plan.

	Long-term		Actual		2nd Quarter		Year-to-date
Financial Objectives	Target		2006		2007		2007
Organic Revenue Growth	2.0%		-2.9%		-0.6%		-0.4%
Consolidated EBITDA Margin	4.0%		2.2%		3.1%		2.8%
Trailing Four Quarter Free Cash Flow2 / Net Assets	10.0%		8.7%		5.8%		5.8%
Debt Leverage Ratio (Total Debt / Trailing Four Quarter Consolidated EBITDA)	2.50	x	3.42	x	2.95	x	2.95	x

[2]	Defined as cash provided from operations less capital expenditures for property, plant & equipment during the trailing four quarters.
*********************************************************
     A conference call to review the second quarter 2007 results is scheduled for 10 a.m. (CT) on July 19, 2007. Interested participants can listen to the conference call over the Internet by logging onto the “Investor Relations” portion of Nash Finch’s website at http://www.nashfinch.com. A replay of the webcast will be available and the transcript of the call will be archived on the “Investor Relations” portion of Nash Finch’s website under the heading “Audio Archives.” A copy of this press release and the other financial and statistical information about the periods to be discussed in the conference call will be available at the time of the call on the “Investor Relations” portion of the Nash Finch website under the caption “Press Releases.”
     Nash Finch Company is a Fortune 500 company and one of the leading food distribution companies in the United States. Nash Finch’s core business, food distribution, serves independent retailers and military commissaries in 31 states, the District of Columbia, Europe, Cuba, Puerto Rico, the Azores and Egypt. The Company also owns and operates a base of retail stores, primarily supermarkets under the Econofoods®, Family Thrift Center® and Sun Mart® trade names. Further information is available on the Company’s website at www.nashfinch.com.
     This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements relate to trends and events that may affect our future financial position and operating results. Any statement contained in this release that are not statements of historical fact may be deemed forward-looking statements. For example, words such as “may,” “will,” “should,” “likely,” “expect,” “anticipate,” “estimate,” “believe,” “intend, “ “potential” or “plan,” or comparable terminology, are intended to identify forward-looking statements. Such statements are based upon current expectations, estimates and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to us that could cause or contribute to material differences include, but are not limited to, the following:
•	the success or failure of strategic plans, new business ventures or initiatives;

•	the effect of competition on our distribution, military and retail businesses;

•	our ability to identify and execute plans to improve the competitive position of our retail operations;

•	risks entailed by future acquisitions, including the ability to successfully integrate acquired operations and retain the customers of those operations;

•	technology failures which have a material adverse effect on our business;

•	changes in credit risk from financial accommodations extended to new or existing customers;

•	general sensitivity to economic conditions, including volatility in energy prices, food commodities, and changes in market interest rates;

•	our ability to identify and execute plans to expand our food distribution, military and retail operations;

•	significant changes in the nature of vendor promotional programs and the allocation of funds among the programs;

•	limitations on financial and operating flexibility due to debt levels and debt instrument covenants;

•	possible changes in the military commissary system, including those stemming from the redeployment of forces, congressional action and funding levels;

•	legal, governmental or administrative proceedings or disputes that result in adverse outcomes, such as adverse determinations or developments with respect to the litigation or SEC inquiry discussed in Part I, Item 3 of our Annual Report on Form 10-K for the fiscal year ended December 30, 2006;

•	changes in consumer spending or buying patterns;

•	unanticipated problems with product procurement;

•	severe weather and natural disasters adversely impacting our supply chain;

•	changes in health care, pension and wage costs, and labor relations issues; and

•	threats or potential threats to security or food safety.
     A more detailed discussion of many of these factors, as well as other factors that could affect the Company’s results, is contained in the Company’s periodic reports filed with the SEC. You should carefully consider each of these factors and all of the other information in this release. We believe that all forward-looking statements are based upon reasonable assumptions when made. However, we caution that it is impossible to predict actual results or outcomes and that accordingly you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and we undertake no obligation to revise or update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements. You are advised, however, to consult any future disclosures we make on related subjects in future reports to the Securities and Exchange Commission (SEC).
Contact: Bob Dimond, 952-844-1060

NASH FINCH COMPANY AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
(In thousands, except per share amounts)

	Twelve		Twenty-Four
	Weeks Ended		Weeks Ended
	June 16,	June 17,	June 16,	June 17,
	2007	2006	2007	2006
Sales	$1,063,974	1,070,764	$2,096,217	2,105,523
Cost of sales	967,892	974,249	1,909,414	1,916,589

Gross profit	96,082	96,515	186,803	188,934

Other costs and expenses:
Selling, general and administrative	65,488	73,045	132,047	143,381
Special charges	(1,282)	—	(1,282)	—
Depreciation and amortization	8,901	9,617	17,983	19,319
Interest expense	5,671	6,120	11,266	12,187

Total other costs and expenses	78,778	88,782	160,014	174,887

Earnings before income taxes and cumulative effect of a change in accounting principle	17,304	7,733	26,789	14,047

Income tax expense	7,697	3,603	11,894	6,230

Net earnings before cumulative effect of a change in accounting principle	9,607	4,130	14,895	7,817

Cumulative effect of a change in accounting principle, net of income tax expense of $119 in 2006	—	—	—	169

Net earnings	$9,607	4,130	$14,895	7,986

Net earnings per share:

Basic earnings per share:
Net earnings before cumulative effect of a change in accounting principle	$0.71	0.31	$1.11	0.59
Cumulative effect of change in accounting principle, net of income tax expense	—	—	—	0.01

Net earnings per share	$0.71	0.31	$1.11	0.60

Diluted earnings per share:
Net earnings before cumulative effect of a change in accounting principle	$0.70	0.31	$1.10	0.59
Cumulative effect of change in accounting principle, net of income tax expense	—	—	—	0.01

Net earnings per share	$0.70	0.31	$1.10	0.60

Declared dividends per common share	$0.180	0.180	$0.360	0.360

Weighted average number of common shares outstanding and common equivalent shares outstanding:
Basic	13,492	13,366	13,465	13,357
Diluted	13,630	13,377	13,563	13,375

NASH FINCH COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)

	June 16,	December 30,
	2007	2006
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,334	958
Accounts and notes receivable, net	179,327	186,833
Inventories	259,804	241,875
Prepaid expenses and other	13,291	15,445
Deferred tax asset, net	12,660	11,942

Total current assets	466,416	457,053

Notes receivable, net	11,325	13,167

Property, plant and equipment:
Property, plant and equipment	619,448	620,555
Less accumulated depreciation and amortization	(412,397)	(400,750)

Net property, plant and equipment	207,051	219,805

Goodwill	215,174	215,174
Customer contracts and relationships, net	30,400	32,141
Investment in direct financing leases	5,241	6,143
Deferred tax asset, net	8,601	—
Other assets	10,514	10,820

Total assets	$954,722	954,303

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt and capitalized lease obligations	$3,858	3,776
Accounts payable	204,527	209,503
Accrued expenses	67,337	64,943

Total current liabilities	275,722	278,222

Long-term debt	288,478	313,985
Capitalized lease obligations	32,224	33,869
Deferred tax liability, net	—	4,214
Other liabilities	50,171	29,633
Stockholders’ equity:
Preferred stock — no par value. Authorized 500 shares; none issued	—	—
Common stock of $1.66 2/3 par value Authorized 50,000 shares, issued 13,480 and 13,409 shares, respectively	22,467	22,348
Additional paid-in capital	57,636	53,697
Common stock held in trust	(2,074)	(2,051)
Deferred compensation obligations	2,074	2,051
Accumulated other comprehensive income	(4,782)	(4,582)
Retained earnings	233,305	223,416
Common stock in treasury, 21 and 21 shares, respectively	(499)	(499)

Total stockholders’ equity	308,127	294,380

Total liabilities and stockholders’ equity	$954,722	954,303

NASH FINCH COMPANY AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Twenty-Four
	Weeks Ended
	June 16,	June 17,
	2007	2006
Operating activities:
Net earnings	$14,895	7,986
Adjustments to reconcile net earnings to net cash provided by operating activities:
Special charges	(1,282)	—
Depreciation and amortization	17,983	19,319
Amortization of deferred financing costs	377	380
Amortization of rebatable loans	1,446	1,006
Provision for bad debts	873	3,435
Provision for lease reserves	(63)	1,295
Deferred income tax expense	2,963	1,140
Gain on sale of real estate and other	(319)	(1,784)
LIFO charge	1,615	923
Asset impairments	1,141	4,794
Share-based compensation	2,540	447
Cumulative effect of a change in accounting principle	—	(288)
Deferred compensation	362	(1,307)
Other	(60)	(532)
Changes in operating assets and liabilities:
Accounts and notes receivable	6,856	7,809
Inventories	(19,545)	21,611
Prepaid expenses	2,630	691
Accounts payable	649	5,739
Accrued expenses	(1,179)	(4,947)
Income taxes payable	8,468	(2,152)
Other assets and liabilities	(283)	(736)

Net cash provided by operating activities	40,067	64,829

Investing activities:
Disposal of property, plant and equipment	2,259	5,112
Additions to property, plant and equipment	(5,804)	(8,460)
Loans to customers	(433)	(5,524)
Payments from customers on loans	755	1,021
Purchase of marketable securities	—	(233)
Sale of marketable securities	2	920
Corporate owned life insurance, net	(123)	(208)
Other	—	(179)

Net cash used in investing activities	(3,344)	(7,551)

Financing activities:
Payments of revolving debt	(25,300)	(35,600)
Dividends paid	(4,834)	(4,798)
Proceeds from exercise of stock options	1,638	288
Proceeds from employee stock purchase plan	255	253
Payments of long-term debt	(319)	(653)
Payments of capitalized lease obligations	(1,451)	(1,361)
Decrease in book overdraft	(6,590)	(6,556)
Tax benefit from exercise of stock options	254	58
Other	—	267

Net cash used by financing activities	(36,347)	(48,102)

Net increase in cash and cash equivalents	376	9,176
Cash and cash equivalents:
Beginning of year	958	1,257

End of period	$1,334	10,433

NASH FINCH COMPANY AND SUBSIDIARIES
Supplemental Data (Unaudited)

	Twelve	Twelve	Twenty-Four	Twenty-Four
	Weeks Ended	Weeks Ended	Weeks Ended	Weeks Ended
	June 16,	June 17,	June 16,	June 17,
	2007	2006	2007	2006
Other Data (In thousands)
Total debt	$324,560	$374,621	$324,560	$374,621
Stockholders’ equity	$308,127	328,123	$308,127	328,123
Capitalization	$632,687	702,744	$632,687	702,744
Debt to total capitalization	51%	53%	51%	53%
Working capital ratio (a)	3.24	2.55	3.24	2.55

Non-GAAP Data
Consolidated EBITDA (b)	$33,275	27,258	$58,479	51,290
Interest coverage ratio — trailing 4 qtrs. (consolidated EBITDA to interest expense) (c)	4.38	4.87	4.38	4.87
Leverage ratio — trailing 4 qtrs. (debt to consolidated EBITDA) (d)	2.95	2.99	2.95	2.99
Senior secured leverage ratio (senior secured debt to consolidated EBITDA) (e)	1.23	1.44	1.23	1.44

Comparable GAAP Data
Earnings before income taxes to interest expense (c)	(0.19)	2.10	(0.19)	2.10
Debt to earnings before income taxes (d)	(68.31)	7.00	(68.31)	7.00
Senior secured debt to earnings before income taxes (e)	(28.35)	3.36	(28.35)	3.36

Debt Covenants	Required Ratio	Actual Ratio
Working capital ratio	1.75 (minimum)	3.24
Interest coverage ratio	3.50 (minimum)	4.38
Senior secured leverage ratio	2.75 (maximum)	1.23
Leverage ratio	3.50 (maximum)	2.95

(a)	Working capital ratio is defined as net trade accounts receivable plus inventory divided by the sum of loans and letters of credit outstanding under our senior secured credit agreement plus certain additional secured debt.

(b)	Consolidated EBITDA, as defined in our credit agreement, is earnings before interest, income tax, depreciation and amortization, adjusted to exclude extraordinary gains or losses, gains or losses from sales of assets other than inventory in the ordinary course of business, and non-cash charges (such as LIFO, asset impairments, closed store lease costs and share-based compensation), less cash payments made during the current period on non-cash charges recorded in prior periods. Consolidated EBITDA should not be considered an alternative measure of our net income, operating performance, cash flows or liquidity. The amount of consolidated EBITDA is provided as additional information relevant to compliance with our debt covenants.

(c)	Interest coverage ratio is defined as the Company’s Consolidated EBITDA divided by interest expense for the four trailing quarters ending June 16, 2007 and June 17, 2006, respectively. The most comparable GAAP ratio is earnings from continuing operations before income taxes divided by interest expense (less deferred financing costs) for the same periods.

(d)	Leverage ratio is defined as the Company’s total debt at June 16, 2007 and June 17, 2006, divided by Consolidated EBITDA for the respective four trailing quarters. The most comparable GAAP ratio is debt at the same date divided by earnings from continuing operations before income taxes for the respective four trailing quarters.

(e)	Senior secured leverage ratio is defined as total senior secured debt at June 16, 2007 and June 17, 2006 divided by Consolidated EBITDA for the respective four trailing quarters. The most comparable GAAP ratio is total senior secured debt at the same date divided by earnings from continuing operations before income taxes for the respective four trailing quarters.

Derivation of Consolidated EBITDA; Segment Consolidated EBITDA; and Segment Profit (in thousands)
     FY 2007

	2006	2006	2007	2007	Rolling
	Qtr 3	Qtr 4	Qtr 1	Qtr 2	4 Qtr
Earnings (loss) from continuing operations before income taxes	$(6,287)	(25,253)	9,485	17,304	(4,751)

Add/(deduct)
Interest expense	7,906	6,551	5,595	5,671	25,723
Depreciation and amortization	12,685	9,447	9,082	8,901	40,115
LIFO	1,590	117	808	807	3,322
Lease reserves	4,455	2,675	(888)	825	7,067
Asset impairments	2,522	4,127	866	275	7,790
Losses (gains) on sale of real estate	25	37	—	(147)	(85)
Subsequent cash payments on non-cash charges	(1,862)	(686)	(700)	(663)	(3,911)
Goodwill Impairment	—	26,419	—	—	26,419
Share based compensation(b)	233	486	956	1,584	3,259
Special charges	6,253	—	—	(1,282)	4,971

Total Consolidated EBITDA	$27,520	23,920	25,204	33,275	109,919

	2006	2006	2007	2007	Rolling
	Qtr 3	Qtr 4	Qtr 1	Qtr 2	4 Qtr
Segment Consolidated EBITDA
Food Distribution	$26,030	20,234	20,637	23,715	90,616
Military	11,850	9,941	9,892	10,602	42,285
Retail	8,633	6,227	6,784	8,857	30,501
Unallocated Corporate Overhead	(18,993)	(12,482)	(12,109)	(9,899)	(53,483)

	$27,520	23,920	25,204	33,275	109,919

	2006	2006	2007	2007	Rolling
	Qtr 3	Qtr 4	Qtr 1	Qtr 2	4 Qtr
Segment profit
Food Distribution	$22,689	17,676	18,180	21,343	79,888
Military	11,283	9,485	9,472	10,170	40,410
Retail	5,645	4,296	4,821	6,818	21,580
Unallocated Corporate Overhead	(45,904)	(56,710)	(22,988)	(21,027)	(146,629)

	$(6,287)	(25,253)	9,485	17,304	(4,751)

     FY 2006

	2005	2005	2006	2006	Rolling
	Qtr 3	Qtr 4	Qtr 1	Qtr 2	4 Qtr
Earnings (loss) from continuing operations before income taxes	$18,100	21,364	6,314	7,733	53,511
Add/(deduct)					—
Interest expense	7,919	6,048	6,067	6,120	26,154
Depreciation and amortization	14,357	10,376	9,702	9,617	44,052
LIFO	(229)	(452)	462	461	242
Lease reserves	216	(191)	902	1,327	2,254
Asset impairments	1,772	851	1,547	3,247	7,417
Losses (gains) on sale of real estate	(556)	(2,600)	33	(1,225)	(4,348)
Subsequent cash payments on non-cash charges	(752)	(2,690)	(808)	(656)	(4,906)
Share based compensation(b)	488	14	(187)	634	949

Total Consolidated EBITDA	$41,315	32,720	24,032	27,258	125,325

	2005	2005	2006	2006	Rolling
	Qtr 3	Qtr 4	Qtr 1	Qtr 2	4 Qtr
Segment Consolidated EBITDA aftter reclass of marketing revenues and bad debt expense (a)
Food Distribution	$30,379	22,962	20,352	20,089	93,782
Military	12,187	9,669	9,173	10,295	41,324
Retail	10,273	10,969	6,743	8,965	36,950
Unallocated Corporate Overhead	(11,524)	(10,880)	(12,236)	(12,091)	(46,731)

	$41,315	32,720	24,032	27,258	125,325

	2005	2005	2006	2006	Rolling
	Qtr 3	Qtr 4	Qtr 1	Qtr 2	4 Qtr
Segment profit after reclass of marketing revenues and bad debt expense (a)
Food Distribution	$27,112	20,576	17,841	17,584	83,113
Military	11,644	9,259	8,747	11,011	40,661
Retail	6,444	8,284	4,272	6,600	25,600
Unallocated Corporate Overhead	(27,100)	(16,755)	(24,546)	(27,462)	(95,863)

	$18,100	21,364	6,314	7,733	53,511

(a)	Segment information prior to fourth quarter fiscal 2005 reflects a reclassification of marketing revenues and costs from Unallocated Corporate Overhead to the Food Distribution and Retail segments and, for periods prior to fiscal year 2006, a reclassification of bad debt expense from Unallocated Corporate Overhead to Food Distribution

(b)	The calculation of EBITDA has been revised for all periods presented to include an adjustment for noncash share-based compensation.
# # #
Contact: Bob Dimond, 952-844-1060